Free Writing Prospectus                           Filed Pursuant to Rule 433(d)
Dated June 14, 2006                                 Registration No. 333-132417
                                                 Registration No. 333-132417-01


6/14  14:10:02             Blake O'Connor, Wachovia Corporation  1-704-715-7008
                                                                      Charlotte

ABS Syndicate    Phone 704.715.7008     Fax 704.374.6495     Cell 704.756.0182

*Details* Wachovia Auto Owner Trust 2006-A - Class B

Lead-Wachovia   Co-Mgrs-CS/RBSGC/GUZMAN

User Info

                        S&P/
 CLS        Size         FCH         WAL        YIELD      COUPON     $ PRICE
------    --------    ---------    ------     --------   ---------  -----------
  B         46MM       BBB/BBB       2.13       5.832      5.76%      99.99539




Settlement 6/23/06
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Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries.

If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the prospectus and other documents the issuer has filed with the SEC, and (iii) you may obtain these documents from your sales rep by calling 1-800-326-5897 or by visiting www.sec.gov. If this communication relates to an offering of securities exempt from registration in the US, you should contact your sales rep for the complete disclosure package.